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                FIRST AMENDMENT TO COMMON STOCK PURCHASE WARRANT


   FIRST AMENDMENT TO COMMON STOCK PURCHASE WARRANT, dated as of November 30, 1994 (the "Amendment"), between NRE HOLDINGS, INC., a Delaware corporation ("Holdings") and THE FIRST NATIONAL BANK OF BOSTON, a national banking association ("FNBB").

   WHEREAS, Holdings, National Restaurant Enterprises, Inc. (the "Borrower"), FNBB and certain other lending institutions (the "Banks") and The First National Bank of Boston, as agent for the Banks (the "Agent") entered into a Revolving Credit and Term Loan Agreement dated as of September 1, 1994 (the "Original Credit Agreement") pursuant to which the Banks financed, among other things, the acquisition of certain Burger King restaurants, and pursuant to which Holdings, in order to induce FNBB to participate in such financing, issued a Common Stock Purchase Warrant to FNBB (the "Warrant"); and

   WHEREAS, Holdings, the Borrower, the Banks and the Agent have agreed to amend and restate the Original Credit Agreement pursuant to an Amended and Restated Revolving Credit and Term Loan Agreement dated as of the date hereof (as further amended and in effect from time to time, the "Credit Agreement") pursuant to which the Banks will finance, among other things, the acquisition of additional Burger King restaurants on the terms and conditions contained therein and pursuant to which Holdings, in order to induce FNBB to participate in such additional financing, has agreed to amend the Warrant; and

   WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement that Holdings and FNBB enter into this Amendment amending the terms of the Warrant;

   NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

   1. AMENDMENT TO WARRANT. Section 2.4 of the Warrant is hereby amended by deleting the date "August 31, 2002" from the first sentence thereof and inserting in place thereof the date "November 30, 2002".

   2. REPRESENTATIONS AND WARRANTIES. Holdings represents and warrants that all the representations and warranties as set forth in the Warrant are true and correct in all material respects on and as of the date hereof. All such representations and warranties are hereby ratified, affirmed and incorporated herein by reference, with the same force and effect as though set forth herein in their entirety.

   3. DEFINITIONS. Each capitalized term used herein without specific definition shall have the same meaning herein as in the Warrant.








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   4. NO WAIVER. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any obligation or any of the rights of Holdings or FNBB.

   5. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

   6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

   7. EFFECTIVENESS OF AMENDMENT. This Amendment shall become effective as of the date hereof upon receipt by FNBB of counterparts of this Amendment duly executed by each of Holdings and FNBB.







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   IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to
Common Stock Purchase Warrant to be executed by their duly authorized officers as a document under seal as of the date first set forth above.



                                        NRE HOLDINGS, INC.



                                        By:_________________________________

                                        Title:______________________________


                                        THE FIRST NATIONAL BANK OF
                                         BOSTON


                                        By:_________________________________

                                        Title:______________________________